EXHIBIT 99.1

CONTACT:     STEPHEN THERIOT

                        (201) 587-1000

888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE – February 16, 2016

Vornado Announces Fourth Quarter 2015 Financial Results

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) filed its Form 10-K for the year ended December 31, 2015 today and reported:

Fourth Quarter 2015 Results

NET INCOME attributable to common shareholders for the quarter ended December 31, 2015 was $230.7 million, or $1.22 per diluted share, compared to $513.2 million, or $2.72 per diluted share, for the quarter ended December 31, 2014.  Net income for the quarters ended December 31, 2015 and 2014 includes $142.7 million and $460.2 million, respectively, of net gains on sale of real estate and $4.1 million and $5.7 million, respectively, of real estate impairment losses.  In addition, the quarters ended December 31, 2015 and 2014 includes certain other items that affect comparability which are listed in the table below.  Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the quarters ended December 31, 2015 and 2014 was $83.7 million and $79.4 million, or $0.44 and $0.42 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended December 31, 2015 was $259.5 million, or $1.37 per diluted share, compared to $230.1 million, or $1.22 per diluted share for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended December 31, 2015 and 2014 was $240.1 million and $217.1 million, or $1.27 and $1.15 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Quarters Ended December 31,
	2015	2014
FFO (1)	$259,528	$230,143
Per Share	$1.37	$1.22

Items that affect comparability income (expense):
FFO from discontinued operations and sold properties	$19,251	$44,474
Acquisition and transaction related costs	(4,951)	(12,763)
Net gain on sale of residential condominiums	4,231	363
Write-off of deferred financing costs and defeasance costs in connection with refinancings	-	(16,747)
Other, net	2,171	(1,491)
	20,702	13,836
Noncontrolling interests' share of above adjustments	(1,284)	(803)
Items that affect comparability, net	$19,418	$13,033

FFO as adjusted for comparability	$240,110	$217,110
Per Share	$1.27	$1.15

(1) See page 4 for a reconciliation of our net income to FFO for the quarters ended December 31, 2015 and 2014.

EXHIBIT 99.1

Year Ended 2015 Results

NET INCOME attributable to common shareholders for the year ended December 31, 2015 was $679.9 million, or $3.59 per diluted share, compared to $783.4 million, or $4.15 per diluted share, for the year ended December 31, 2014.  Net income for the years ended December 31, 2015 and 2014 includes $293.6 million and $518.8 million, respectively, of net gains on sale of real estate, and $17.0 million and $26.5 million, respectively, of real estate impairment losses.  In addition, the years ended December 31, 2015 and 2014 includes certain other items that affect comparability which are listed in the table below.  Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the years ended December 31, 2015 and 2014 was $305.5 million and $306.3 million, or $1.61 and $1.62 per diluted share, respectively.

FFO for the year ended December 31, 2015 was $1,039.0 million, or $5.48 per diluted share, compared to $911.1 million, or $4.83 per diluted share, for the prior year.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the years ended December 31, 2015 and 2014 was $915.3 million and $825.3 million, or $4.83 and $4.37 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Years Ended December 31,
	2015	2014
FFO (1)	$1,039,035	$911,130
Per Share	$5.48	$4.83

Items that affect comparability income (expense):
Reversal of allowance for deferred tax assets (re: taxable REIT subsidiary's
ability to use NOLs)	$90,030	$-
FFO from discontinued operations and sold properties	46,423	188,932
Acquisition and transaction related costs	(12,511)	(16,392)
Net gain on sale of residential condominiums and a land parcel in 2014	6,724	13,568
Our share of impairment loss on India real estate venture's non-depreciable real estate	(4,502)	-
Toys "R" Us FFO (negative FFO) (including an impairment loss of $75,196 in 2014)	2,500	(60,024)
Impairment loss and loan reserve on investment in Suffolk Downs	(1,551)	(10,263)
Write-off of deferred financing costs and defeasance costs in connection with refinancings	-	(22,660)
Other, net	4,555	(2,097)
	131,668	91,064
Noncontrolling interests' share of above adjustments	(7,928)	(5,210)
Items that affect comparability, net	$123,740	$85,854

FFO as adjusted for comparability	$915,295	$825,276
Per Share	$4.83	$4.37

(1) See page 4 for a reconciliation of our net income to FFO for the years ended December 31, 2015 and 2014.

Supplemental Financial Information

Further details regarding the Company’s results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2015.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

EXHIBIT 99.1

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE QUARTERS AND YEARS ENDED
DECEMBER 31, 2015 AND 2014

	For The Quarters		For The Years
(Amounts in thousands, except per share amounts)	Ended December 31,		Ended December 31,
	2015	2014	2015	2014

Revenues	$651,581	$597,010	$2,502,267	$2,312,512

Income from continuing operations	281,560	108,766	807,168	423,350
Income from discontinued operations	1,984	467,220	52,262	585,676
Net income	283,544	575,986	859,430	1,009,026
Less net income attributable to noncontrolling interests in:
Consolidated Subsidiaries	(17,395)	(11,322)	(55,765)	(96,561)
Operating Partnership	(14,993)	(31,049)	(43,073)	(47,563)
Preferred unit distributions of the Operating Partnership	(49)	(12)	(158)	(50)
Net income attributable to Vornado	251,107	533,603	760,434	864,852
Preferred share dividends	(20,365)	(20,365)	(80,578)	(81,464)
Net income attributable to common shareholders	$230,742	$513,238	$679,856	$783,388

Net income per common share:
Basic	$1.22	$2.73	$3.61	$4.18
Diluted	$1.22	$2.72	$3.59	$4.15

Weighted average shares:
Basic	188,537	187,776	188,353	187,572
Diluted	189,688	188,970	189,564	188,690

FFO attributable to common shareholders plus assumed conversions	$259,528	$230,143	$1,039,035	$911,130
Per diluted share	$1.37	$1.22	$5.48	$4.83

FFO as adjusted for comparability	$240,110	$217,110	$915,295	$825,276
Per diluted share	$1.27	$1.15	$4.83	$4.37

Weighted average shares used in determining FFO per diluted share	189,688	188,970	189,564	188,690

EXHIBIT 99.1

The following table reconciles our net income to FFO:

	For The Quarters		For The Years
(Amounts in thousands)	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Reconciliation of our net income to FFO:
Net income attributable to Vornado	$251,107	$533,603	$760,434	$864,852
Depreciation and amortization of real property	131,910	129,944	514,085	517,493
Net gains on sale of real estate	(142,693)	(449,396)	(289,117)	(507,192)
Real estate impairment losses	-	5,676	256	26,518
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	37,275	24,350	143,960	117,766
Net gains on sale of real estate	-	(10,820)	(4,513)	(11,580)
Real estate impairment losses	4,141	-	16,758	-
Income tax effect of above adjustments	-	-	-	(7,287)
Noncontrolling interests' share of above adjustments	(1,869)	17,127	(22,342)	(8,073)
FFO attributable to Vornado	279,871	250,484	1,119,521	992,497
Preferred share dividends	(20,365)	(20,365)	(80,578)	(81,464)
FFO attributable to common shareholders	259,506	230,119	1,038,943	911,033
Convertible preferred share dividends	22	24	92	97
FFO attributable to common shareholders plus assumed conversions	$259,528	$230,143	$1,039,035	$911,130

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flows as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  A reconciliation of FFO to FFO as adjusted for comparability is provided on page 1 and page 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and audio webcast on February 17, 2016 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 41695750. A telephonic replay of the conference call will be available from 1:00 p.m. ET on February 17, 2016 through March 18, 2016.  To access the replay, please dial 888-843-7419 and enter the passcode 41695750#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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